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                       SANTA FE INTERNATIONAL CORPORATION

                                 ORDINARY SHARES

                             ----------------------
                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   June 27, 2000
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.,
As representatives (the "Representatives") of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

     SFIC Holdings (Cayman), Inc., a Cayman Islands company ("Holdings") and a wholly-owned subsidiary of Kuwait Petroleum Corporation, a Kuwaiti corporation ("KPC"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 30,000,000 ordinary shares (the "Firm Shares"), par value $0.01 per share (the "Ordinary Shares") of Santa Fe International Corporation, a Cayman Islands company (the "Company"), and, at the election of the Underwriters, up to 4,500,000 additional Ordinary Shares (the "Optional Shares"). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to
Section 2 hereof are herein collectively called the "Shares".

     Two forms of prospectus are to be used in connection with the offering and sale of the Shares, one relating to the offering and sale of Shares in the United States and the other relating to the offering and sale of Shares outside the United States. The two forms of prospectus will be substantially identical except that the prospectus to be used in connection with the offering and sale of Shares outside the United States will contain the documents which are incorporated by reference in the prospectus to be used for the offering and sale of the Shares in the United States. References herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both forms of prospectus. Pursuant to the Agreement among Underwriters, each Underwriter agrees that as part of the offering of the Shares, it will not, directly or indirectly, sell or deliver any Shares in the Cayman Islands or to any person who it believes intends to reoffer, resell or deliver Shares in the Cayman Islands.

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and Holdings that:

            (i) A registration statement on Form F-3 (File No. 333-38436) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and

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     Exchange Commission (the "Commission"); the Initial Registration Statement
     and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form F-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

            (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by Holdings expressly for use in the preparation of the answers therein to Item 7 of Form F-3;


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            (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

            (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by Holdings expressly for use in the preparation of the answers therein to
     Item 7 of Form F-3;

            (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the share capital or in the consolidated long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, taxation, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

            (vi) The Company and its subsidiaries, taken together, have good and marketable title in fee simple to all real property and, except as described in the Prospectus or such as materially affect the Company's right, title and interest in such rigs, good and marketable title to all drilling rigs and all other personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such


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     property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

            (vii) The Company has been duly incorporated and is validly existing as an exempted company and is in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Texas and each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly organized and is a company validly existing and (with respect to each subsidiary organized in a jurisdiction that recognizes good standing) in good standing under the laws of its jurisdiction of organization;

            (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Ordinary Shares contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; all of the Ordinary Shares have been duly listed and admitted for trading on the New York Stock Exchange (the "NYSE"); the holders of issued shares of the Company are not entitled to preemptive or other rights to acquire the Shares; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Ordinary Shares or any other class of share capital of the Company (other than under the 1997 Long Term Incentive Plan, the Annual Incentive Compensation Plan, the 1997 Employee Share Purchase Plan or the 1997 Non-Employee Director Stock Option Plan, each as generally described in the Company's Annual Report on Form 20-F for the year ended December 31, 1999); and there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands and of the United States except as described in the Prospectus under the caption "Description of Share Capital";

            (ix) The Shares have been duly and validly authorized and duly and validly issued and are fully paid and non-assessable and conform to the description of the Ordinary Shares contained in the Prospectus;

            (x) All consents, approvals, authorizations, orders, registrations, clearances and qualifications (hereinafter referred to as "Governmental Authorizations") of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its subsidiaries or any of their properties required for the execution and delivery by the Company of this Agreement to be duly and validly authorized have been obtained or made and are in full force and effect;

            (xi) All dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of the Cayman Islands be


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     paid in United States dollars and may be freely transferred out of the
     Cayman Islands, and all such dividends and other distributions will not be subject to currency exchange controls or withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and may be paid without the necessity of obtaining any Governmental Authorization in the Cayman Islands;

            (xii) The sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Memorandum of Association (the "Memorandum") and the Amended and Restated Articles of Association (the "Articles") of the Company or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties, and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the Cayman Islands and the United States in connection with the purchase and distribution of the Shares by or for the account of the Underwriters;

            (xiii) Neither the Company nor any of its subsidiaries is in violation of its Memorandum of Association or Articles of Association (or comparable charter documents), or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

            (xiv) The Intercompany Agreement has been duly authorized, executed and delivered by the Company, KPC and Holdings and constitutes a valid and legally binding agreement of the Company, KPC and Holdings, and the Management Services Agreement has been duly authorized, executed and delivered by the Company and Holdings and constitutes a valid and legally binding agreement of the Company and Holdings (the Intercompany Agreement and the Management Services Agreement being referred to herein collectively as the "Cooperation Agreements"), and each of the Cooperation Agreements is enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (xv) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (xvi) The statements set forth or incorporated by reference in the Prospectus under the caption "Description of Share Capital", insofar as they purport to constitute a


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     summary of the terms of the Ordinary Shares, and under the captions
     "Enforceability of Civil Liabilities", "Our Relationship with Kuwait Petroleum Corporation", "Management", "Taxation" and "Exchange Controls", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

            (xvii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or any of its officers or directors is a party or of which any property of the Company or any of its subsidiaries or any of its officers or directors is the subject which, if determined adversely to the Company or any of its subsidiaries or any of its officers or directors, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

            (xviii) Other than as set forth in the Prospectus and except for such matters that would not, individually or in the aggregate, have a material adverse effect on the business, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (A) neither the Company nor any of its subsidiaries has violated or is subject to existing liability under any laws, regulations, orders, rules, decrees, directives (including EC directives), treaties or conventions (including MARPOL) relating to the protection of human health, the environment or otherwise relating to the generation, use, emission, handling or disposal of hazardous or toxic substances, crude oil, petroleum and petroleum products, drilling muds, produced water, cuttings, sulphur dioxide, oxides of nitrogen, naturally occurring radioactive materials or any other substance where exposure or handling is regulated by law or any Governmental Authority ("Environmental Laws"); (B) the Company and each of its subsidiaries possess all permits, authorizations, licenses and approvals necessary to the current and anticipated future conduct of each of their businesses required under any Environmental Law; and (C) neither the Company nor any of its subsidiaries are subject to any current or anticipated claims, liabilities, costs, proceedings, investigations, operating restrictions or increased operating expenditures that relate to contamination, air emissions, pollution, natural resources or to any current or anticipated Environmental Laws;

            (xix) Other than as set forth in the Prospectus and except for such matters that would not, individually or in the aggregate, have a material adverse effect on the business, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (A) neither the Company nor any of its subsidiaries has violated or is subject to existing liability under any laws, regulations, orders, rules, decrees, directives, treaties or conventions relating to taxation, including without limitation those relating to corporate and personal income and property taxes ("Tax Laws"), and (B) neither the Company nor any of its subsidiaries is subject to any current or anticipated claims, liabilities, audits, costs, proceedings, investigations or increased levels or rates of taxation under any current or anticipated Tax Laws;

            (xx) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");


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            (xxi) The Company and each of its subsidiaries have all material licenses, franchises, permits, authorizations, approvals and orders and other material concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus;

            (xxii) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, a Controlled Foreign Corporation ("CFC"), or a Foreign Personal Holding Company ("FPHC") and does not expect to be considered a PFIC, CFC or FPHC in future tax years;

            (xxiii) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

            (xxiv) The corporate benefit the Company expects to receive from the sale of the Shares fully support the Company's entering into this Agreement.

            (b) Holdings represents and warrants to, and agrees with, each of the Underwriters and the Company that:

            (i) All Governmental Authorizations required for the sale and delivery of the Shares hereunder and for the execution and delivery by Holdings of this Agreement, have been obtained or made and are in full force and effect, including any Governmental Authorization by the Government of Kuwait or any entity under its direct or indirect control, including but not limited to the Supreme Petroleum Council and KPC; and Holdings has full right, power and authority to enter into this Agreement, and has full right, power and authority to sell, assign, transfer and deliver the Shares hereunder;

            (ii) The sale of the Shares hereunder, and the compliance by Holdings with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holdings is a party or by which Holdings is bound, or to which any of the property or assets of Holdings is subject, nor will such action result in any violation of the provisions of Memorandum of Association or Articles of Association (or comparable charter documents) of Holdings or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over Holdings or the property of Holdings;

            (iii) Holdings has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) Holdings will have, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims; and, upon registration of such Shares in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), in the Company's Register of Members and payment therefor hereunder, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to Cede & Co., as nominee of DTC; Holdings has not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (iv) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by Holdings expressly for use therein, such Preliminary


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     Prospectus and the Registration Statement did, and the Prospectus and any
     further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will, solely with respect to such information, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (v) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, Holdings will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

            (vi) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes (other than such capital gains, income, withholding or other taxes imposed by virtue of any offices or operations of the Underwriters within Kuwait or the Cayman Islands) are payable by or on behalf of the Underwriters to the Government of Kuwait or to the Cayman Islands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by Holdings of the Shares to or for the respective accounts of the Underwriters, or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

     2. Subject to the terms and conditions herein set forth, Holdings agrees
(a) to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Holdings, at a purchase price per Share of $33.551, the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, Holdings agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Holdings, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     Holdings hereby grants to the Underwriters the right to purchase at their election up to 4,500,000 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and Holdings, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof); if the Time of Delivery for the Optional Shares is the same day as the First Time of Delivery, such notice shall be delivered no later than two days before such Time of Delivery, and, unless you, the Company and Holdings otherwise agree in writing, if the Time of Delivery for the Optional Shares is after the First Time of Delivery, such Time of Delivery shall be no earlier than three or later than ten business days after the date of such notice.


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     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) Delivery of the Shares by Holdings will be made by book-entry transfer in the Register of Members of the Company as maintained by ChaseMellon Shareholder Services L.L.C. to an account or accounts specified by Goldman, Sachs & Co. It is understood and agreed by the parties hereto that no delivery or transfer of Shares to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless payment has been made pursuant hereto and each of DTC and Holdings shall have furnished or caused to be furnished to Goldman, Sachs & Co., on behalf of the Underwriters, at such Time of Delivery, certificates and other evidence reasonably satisfactory to Goldman, Sachs & Co. of the execution in favor of the Underwriters of the book-entry transfer of Shares.

     The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on July 3, 2000 or such other time and date as Goldman, Sachs & Co., the Company and Holdings may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co., in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and Holdings may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof will be delivered at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202 (the "Closing Location"), and the Shares will be delivered as specified in Section (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 12 p.m., Dallas, Texas time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. (a) The Company agrees with each of the Underwriters and Holdings:

            (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives and Holdings, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives and Holdings copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a),

     13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Representatives and Holdings, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (ii) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or, to subject itself generally to taxation, in any jurisdiction;

            (iii) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and Holdings and upon request of the Representatives to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon their request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (iv) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

            (v) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities (other than pursuant to employee benefit plans existing on the date of this Agreement, as referenced in Section 1(a)(viii) of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

            (vi) So long as the Company is a "foreign private issuer" as defined in Rule 3b-4 under the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP")) and, as soon as practicable after the end of each of the first three quarters of each fiscal year prepared in accordance with U.S. GAAP (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

            (vii) During a period of two years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed;

            (viii) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares; and

            (ix) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

            (b) Holdings agrees with each of the Underwriters and the Company:

            (i) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (and to cause its subsidiaries other than the Company not to), directly or indirectly, offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, without the prior written consent of Goldman, Sachs & Co.; notwithstanding the foregoing, the restrictions imposed during the lock-up period shall not apply to (i) the offer and sale of the shares pursuant to this Agreement;
     (ii) any offer,
     sale, contract of sale or other disposition of securities of the Company by Holdings to an affiliate (as defined in Rule 405 under the Securities Act) of KPC or Holdings, as the case may be; and (iii) any offer, sale, contract of sale or other disposition of securities of the Company in a transaction not involving a public offering; provided, that in the case of (ii) or
     (iii) above, the acquiring entity or transferee agrees in writing prior to such transfer to be bound by the provisions of the lock-up agreement for the remainder of the lock-up period; and

            (ii) Not to (and to cause its subsidiaries other than the Company not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares.

     6. The Company and Holdings, jointly and severally, covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and Holdings' U.S., Cayman Islands and Kuwaiti counsel and accountants and KPC's U.S. and Cayman Islands counsel in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Selling Agreement, closing documents (including compilations thereof, if any) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5 hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing share certificates, if any, (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section (including without limitation all other costs and expenses to be borne by the Company under the Cooperation Agreements). It is understood, however, that except as provided in this Section, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes (other than any imposed by the Government of Kuwait or the Cayman Islands or any political subdivision or taxing authority thereof or therein) on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of each of the Company and Holdings herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and Holdings shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Sullivan & Cromwell, U.S. counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; in giving such opinion or opinions such counsel may rely, without independent investigation, as to all matters of Cayman Islands law upon the opinion of Walkers, Cayman Islands counsel to the Underwriters, delivered pursuant to paragraph (e) of this Section 7, which opinion shall be addressed to you;

            (c) Haynes and Boone, LLP, U.S. counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) This Agreement has been duly executed and delivered by the Company;

               (ii) Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 14 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York (each a "New York Court") in any action arising out of or based on this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in
          Section 14 hereof will be effective to confer valid personal jurisdiction over the Company;

               (iii) The execution and delivery by the Company of, and the performance of its obligations under, this Agreement and the sale of the Shares by Holdings will not (i) violate, breach, or result in a default under, any existing obligation of or restriction on the Company under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified in an officer's certificate (the "Company Certificate") of the Company (a copy of which will be provided to you) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (ii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any Texas or U.S. federal court or governmental authority binding on the Company or any of its subsidiaries and identified in the Company Certificate;

               (iv) The execution and delivery by the Company of, and the performance of its obligations under, this Agreement and the sale of the Shares by Holdings do not violate any Texas or U.S. federal statute or regulation that such counsel have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by this Agreement, except that such counsel need not express any opinion regarding any federal securities laws or Blue Sky or state securities laws or Sections 8 and 10 of this Agreement, except as otherwise expressly stated in this Section 7(c);

            (v) No order, consent, permit or approval of any Texas or U.S. federal governmental authority is required on the part of the Company for the execution and delivery of this Agreement by the Company, except such as have been obtained under the Act and such as may be required under applicable Blue Sky or state securities laws;

            (vi) The statements set forth in the Prospectus under the captions "Enforceability of Civil Liabilities," "Our Relationship with Kuwait Petroleum Corporation--Related Party Agreements--Intercompany Agreement and Management Services Agreement" and "Management", insofar as they summarize provisions of U.S. federal laws and of the documents referred to therein, are fair and accurate in all material respects;

            (vii) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940;

            (viii) Insofar as matters of U.S. federal and New York State law are concerned, the Company is not entitled to any immunity from the jurisdiction of any New York Court on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under this Agreement;

            (ix) The Registration Statement and the Prospectus and any amendments and supplements thereto made by the Company prior to such Time of Delivery appeared on their face to comply in all material respects with the requirements as to form for registration statements on Form F-3 under the Act and the related rules and regulations in effect at the date of filing, except that such counsel need not express any opinion concerning the financial statements and other financial information contained therein; such counsel does not know of any contract or other document of a character required to be filed, or to be incorporated by reference, as an exhibit to the Registration Statement which is not filed or incorporated by reference as required;

            (x) The documents incorporated by reference in the Prospectus as set forth in the Prospectus under the caption "Incorporation of Documents by Reference" or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; although such counsel have not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by them and the knowledge available to them is such that they are unable to assume, and need not assume, any responsibility for such accuracy, completeness or fairness, they do not believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; such counsel need not express any opinion or belief as to the financial statements and other financial information contained in any such document incorporated by reference in the Prospectus;

            (xi) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any governmental authority or threatened by others; and

            (xii) Although such counsel have not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by them and the knowledge available to them is such that they are unable to assume, and need not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in clause (vi) above), on the basis of their review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto, they do not believe that the Registration Statement as of its effective date, or the Registration Statement as amended prior to such Time of Delivery as of its effective date as so amended, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and they do not believe that the Prospectus on its issue date, or the Prospectus as amended or supplemented as of such Time of Delivery contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; such counsel need not express any opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus or any amendment or supplement thereto.

         In rendering such opinions, such counsel may state that they limit their opinion to the present federal law of the United States, the present law of the State of New York (only as to clauses (i), (ii) and (viii) above), the present law of the State of Texas and the present general corporation law of the State of Delaware; in giving such opinions such counsel may rely, without independent investigation as to all matters of Cayman Islands law upon the opinion of Maples and Calder, Cayman Islands counsel to the Company, delivered pursuant to paragraph (d) of this Section 7, which opinion shall be addressed to you;

            (d) Maples and Calder, Cayman Islands counsel for the Company and Holdings, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you and substantially in the form set forth as Annex II hereto;

            (e) Walkers, Cayman Islands counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you and substantially in the form set forth as Annex III hereto;

            (f) Cary A. Moomjian, Jr., Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which Holdings or the Company or any of its subsidiaries or any of its officers or directors is a party or of which any property of Holdings or the Company or any of its subsidiaries or any of its officers or directors is the subject which, if determined adversely to Holdings or the Company or any of its subsidiaries or any of its officers or directors, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

               (ii) The sale of the Shares being delivered at such Time of Delivery by Holdings and the compliance by the Company with all of the provisions of this Agreement and the consummation of actions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Memorandum or Articles of the Company or any statute or any order, rule or regulation known to such counsel of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

               (iii) To the best of such counsel's knowledge and after due inquiry, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates).

     In rendering such opinion, such counsel may state that he limits his opinion to the federal law of the United States and the law of the State of Texas; in giving such opinion or opinions such counsel may rely, without independent investigation, (A) as to all matters of Cayman Islands law, upon the opinion of Maples and Calder, Cayman Islands counsel to the Company and Holdings, delivered pursuant to paragraph (d) of this Section 7, which opinion shall be addressed to you, and (B) as to all matters of Kuwaiti law, upon the opinion of Mohamed A. Sallam, top management legal advisor of KPC, delivered pursuant to paragraph (h) of this Section 7, which opinion shall be addressed to you;

            (g) Skadden, Arps, Slate, Meagher & Flom, LLP, U.S. counsel for Holdings shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) This Agreement has been, under the laws of the state of New York, duly executed and delivered by or on behalf of Holdings; and the sale of the Shares by Holdings hereunder and thereunder and the compliance by Holdings with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any agreement or instrument to which Holdings is a party or by which Holdings is bound, or to which any of the property or assets of Holdings is subject, as set forth on Schedule A to such counsel's opinion and which have been identified to such counsel by Holdings as the agreements and instruments which are material to Holding's business, financial condition or ability to comply with the provisions of this Agreement and to consummate the transactions contemplated herein, nor will such action result in any violation of any order, rule or regulation of any U.S. court or governmental agency or body having jurisdiction over Holdings or the property of Holdings which, in such counsel's experience, are normally applicable to transactions of the type contemplated hereunder;

               (ii) No Governmental Authorization of or with any Governmental Agency in the United States is required for the consummation by Holdings of the transactions contemplated by this Agreement in connection with the Shares, except such as have been duly obtained and are in full force and effect, including such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

               (iii) If and to the extent Goldman, Sachs & Co. acquires security entitlements (as defined in Section 8-102(a)(17) of the New York UCC) with respect to the Shares hereunder through DTC and neither Goldman, Sachs & Co. nor any Underwriter has notice whether framed in conversion, replevin, constructive trust, of any adverse claims, an action based on an adverse claim to the Shares, equitable lien, or other theory, may not be asserted successfully against Goldman, Sachs & Co.

               (iv) Holdings' agreement to the choice of law provisions set forth in Section 14 hereof will be recognized by the courts of the United States, and the State of New York; Holdings can be sued in its own name under the laws of the United States and the State of New York; the irrevocable submission of Holdings to the exclusive jurisdiction of a New York Court, the waiver by Holdings of any objection to the venue of a proceeding of a New York Court and the agreement of Holdings that this Agreement of Holdings shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 14 hereof will be effective, insofar as the laws of the United States and the State of New York are concerned, to confer valid personal jurisdiction over Holdings; and judgment obtained in a New York Court arising out of or in relation to the obligations of

          Holdings under this Agreement would be enforceable against Holdings in the courts of the United States and the State of New York; and

               (v) The waiver by Holdings pursuant to the Underwriting Agreement of immunity to jurisdiction to which it may otherwise be entitled is valid and binding under New York and federal law of the United States, subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

     In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States and in rendering the opinion such counsel may rely upon a certificate of Holdings in respect of matters of fact;

            (h) Mohamed A. Sallam, or any successor as senior counsel to KPC, reasonably acceptable to you, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) No Governmental Authorization of or with any Kuwaiti Governmental Agency, including any Governmental Authorization by the Government of Kuwait or any entity under its direct or indirect control, including but not limited to the Supreme Petroleum Council and KPC, is required for the sale of the Shares, for the execution and delivery by each of the Company and Holdings of this Agreement of and the consummation by the Company and Holdings of the transactions herein contemplated, except the approval of the Board of Directors of KPC, the approval by the Supreme Petroleum Council and the ratification thereof by the Council of Ministers of the Government of Kuwait, each of which has been duly obtained and is in full force and effect; and

               (ii) The sale of the Shares being delivered at such Time of Delivery by Holdings and the compliance by the Company and Holdings with all of the provisions of this Agreement and the consummation of the transactions herein contemplated by the Company and Holdings, and the compliance of KPC with all of the provisions of the Lock-up Agreement (as defined below) will not result in any violation of the provisions of any statute or any order, rule or regulation known to such counsel of any Kuwaiti Governmental Agency having jurisdiction over the Company or any of its subsidiaries, Holdings or KPC, or any of their properties.

         In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction outside of Kuwait;

          (i) On the date of the Prospectus, at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

          (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York or the Cayman Islands declared by the relevant authorities;
     (iv) a change or development involving a prospective change in the Cayman Islands taxation affecting the Company or the Shares or the transfer thereof or the imposition of exchange controls by the United States or the Cayman Islands, if the effect of any such event specified in this Clause
     (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; (v) the outbreak or escalation of hostilities involving the United States, Kuwait or the Cayman Islands or the declaration by the United States, Kuwait or the Cayman Islands of a national emergency or war, if the effect of any such event specified in this Clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, and Kuwait and the Cayman Islands or elsewhere which, in the judgment of the Representatives would materially and adversely affect the financial markets or the market for the Shares and other equity securities;

          (l) The Shares at such Time of Delivery shall have been duly listed on the New York Stock Exchange;

          (m) Each of the Company and Holdings shall have furnished or caused to be furnished to you at such Time of Delivery certificates of its officers satisfactory to you as to the accuracy of the representations and warranties of the Company and Holdings, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and Holdings, respectively, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections
     (a) and (j) of this Section, and as to such other matters as you may reasonably request;

          (n) You shall receive a certificate of Nader Hamad Sultan, Chief Executive Officer of KPC, or any other appropriate officer, reasonably acceptable to you, that no Governmental Authorization of or with any Kuwaiti Governmental Agency, including any Governmental Authorization of the Government of Kuwait or of any entity under its direct or indirect control, including but not limited to the Supreme Petroleum Council and KPC, is required for sale of the Shares, for the execution and delivery by the Company and Holdings of this Agreement and the consummation by the Company and Holdings of the transactions herein and therein contemplated, and the compliance by KPC with all of the provisions of the Lock-Up Agreement (as defined below), except the approval of the Board of Directors of KPC, the approval of the Supreme Petroleum Council and the ratification thereof by the Council of Ministers of the Government of Kuwait, each of which has been duly obtained and is in full force and effect;

          (o) Frank de la Guardia, Panamanian counsel to the Company, or any other Panamanian counsel to the Company, reasonably acceptable to you, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that each of the drilling rigs listed on a schedule to such opinion (being the drilling rigs owned by the Company, its subsidiaries and its joint venture affiliates) is duly and validly registered as a vessel in the sole ownership of the entity indicated as the "Owning Entity" of such rig on such schedule under the laws of the Republic of Panama; that each of said entities has good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of title of record, except as indicated on such schedule; and that each such drilling rig is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of Panama as would affect its registry with the National Merchant Marine of Panama;

          (p) KPC shall have duly executed and delivered to you a Lock-Up Agreement in substantially the form of Annex 1 attached hereto (the "Lock-Up Agreement"), and there shall have occurred no breach of such agreement; and

          (q) Mayer, Brown & Platt, special tax counsel to the Company, shall have furnished to you their written opinion, dated such time of delivery, in form and substance satisfactory to you to the effect that the statements set forth in the Prospectus under the caption "Taxation" insofar as they summarize provisions of U.S. federal tax laws are fair and accurate in all material respects.

     8. (a) The Company and Holdings, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Holdings shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and provided further that the Company and Holdings shall not be liable under the indemnity agreement in this subsection
(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Ordinary Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the time of written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended, in any case where such delivery is required by the Act, if the Company had previously furnished copies thereof in sufficient quantities to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing to such Underwriter and corrected in the Prospectus or in the

Prospectus as then amended; and provided further that Holdings shall not be liable under the indemnity agreement in this subsection (a) unless (i) the Company disclaims liability under this subsection due to a lack of corporate benefit under Cayman Islands law or raises enforceability of the indemnity agreement due to a lack of corporate benefit under Cayman Islands law as a defense to any action or investigation or (ii) a court determines the indemnity agreement is unenforceable against the Company due to a lack of corporate benefit under Cayman Islands law or any judgment obtained by such Underwriter is unenforceable against the Company due to a lack of corporate benefit under Cayman Islands law.

        (b) Each Underwriter will indemnify and hold harmless the Company and Holdings against any losses, claims, damages or liabilities to which the Company or Holdings may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and Holdings for any legal or other expenses reasonably incurred by the Company or Holdings in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnified party shall, without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed, effect the settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Holdings on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Holdings on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, provided, however, that Holdings shall not be liable to contribute under this subsection unless the Company disclaims liability under this subsection due to a lack of corporate benefit under Cayman Islands law or raises enforceability of the contribution agreement due to a lack of corporate benefit under Cayman Islands law as a defense to any action or investigation or a court determines the contribution agreement is unenforceable against the Company due to a lack of corporate benefit under Cayman Islands law or any judgment obtained by such Underwriter is unenforceable against the Company due to a lack of corporate benefit under Cayman Islands law. The relative benefits received by the Company and Holdings on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by Holdings bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Holdings on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Holdings and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.


        (e) The obligations of the Company and Holdings under this Section 8 shall be in addition to any liability which the Company and Holdings may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or Holdings within the meaning of the Act.

        9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then Holdings shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify Holdings that you have so arranged for the purchase of such Shares or Holdings notifies you that it has so arranged for the purchase of such Shares, you or Holdings shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and Holdings as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then Holdings shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and Holdings as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if Holdings shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of Holdings to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Holdings, except for the expenses to be borne by the Company, Holdings and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and Holdings and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or Holdings, or any officer or director or controlling person of the Company, or any controlling person of Holdings, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor Holdings shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of Holdings as provided herein, Holdings will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Holdings shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to Holdings shall be delivered or sent by mail, telex or facsimile transmission to Holdings care of Maples and Calder, P.O. Box 309, Ugland House, South Church Street, Grand Cayman, British West Indies, Attention:
Paul Lumsden, Esq. with a copy to Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, New York, NY 10036, Attention: Matthew J. Mallow, Esq.; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Holdings by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and Holdings and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, Holdings or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company and Holdings brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and Holdings irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution, including any rights or entitlements that may arise under the Foreign Sovereign Immunities Act of 1976) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in the Cayman Islands or Kuwait. Each of the Company and Holdings has appointed Corporation Service Company, Albany, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable pursuant to a contract that shall be prepaid for a period through June 28, 2010. Each of the Company and Holdings represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or Holdings, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or Holdings, respectively.

         15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and Holdings, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and Holdings, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK APPLICABLE HERETO).

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us ten (10) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and Holdings. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Holdings for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                          Very truly yours,

                          Santa Fe International Corporation

                          By:     Seals M. McCarty
                              --------------------------
                               Name: Seals M. McCarty
                               Title: Senior Vice President and Chief Financial Officer

                          SFIC Holdings (Cayman), Inc.

                          By:     Nader H. Sultan
                              -------------------------
                               Name: Nader H. Sultan
                               Title:  Chairman of the Board of Directors



Accepted as of the date hereof at New York, New York

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.




By:      Goldman, Sachs & Co.
   --------------------------------
        (Goldman, Sachs & Co.


     On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                                              NUMBER OF OPTIONAL
                                                                                           TOTAL NUMBER OF     TO BE PURCHASED
                                                                                            FIRM SHARES           IF MAXIMUM
                             UNDERWRITER                                                   TO BE PURCHASED     OPTION EXERCISED
                             -----------                                                   ---------------    ------------------
Goldman, Sachs & Co. ................................................................         6,018,750            6,921,564
Morgan Stanley & Co. Incorporated ...................................................         6,018,750            6,921,562
Credit Suisse First Boston Corporation ..............................................         6,018,750            6,921,562
Salomon Smith Barney Inc. ...........................................................         6,018,750            6,921,562
ABN AMRO Incorporated ...............................................................           300,000              345,000
Banc of America Securities LLC ......................................................           300,000              345,000
CIBC World Markets Corp. ............................................................           300,000              345,000
Dain Rauscher Incorporated ..........................................................           300,000              345,000
Deutsche Banc Securities Inc. .......................................................           300,000              345,000
Donaldson, Lufkin & Jenrette Securities Corporation .................................           300,000              345,000
A.G. Edwards & Sons, Inc. ...........................................................           300,000              345,000
Edward D. Jones & Co., L.P. .........................................................           300,000              345,000
Lehman Brothers Inc. ................................................................           300,000              345,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ..................................           300,000              345,000
PaineWebber Incorporated ............................................................           300,000              345,000
Prudential Securities Incorporated ..................................................           300,000              345,000
RBC Dominion Securities Corporation .................................................           300,000              345,000
Wasserstein Perella Securities, Inc. ................................................           300,000              345,000
HOWARD WEIL, a division of Legg Mason Wood Walker, Inc. .............................           150,000              172,500
Simmons & Company International .....................................................           150,000              172,500
Blaylock & Partners, L.P. ...........................................................           150,000              172,500
Frost Securities Inc. ...............................................................           150,000              172,500
Gulf Investment Corporation .........................................................           150,000              172,500
Jefferies & Company, Inc. ...........................................................           150,000              172,500
Johnson Rice & Company L.L.C ........................................................           150,000              172,500
National Bank of Kuwait S.A.K .......................................................           150,000              172,500
Sanders Morris Harris Inc. ..........................................................           150,000              172,500
Southwest Securities, Inc. ..........................................................           150,000              172,500
Stifel, Nicolaus & Company, Incorporated ............................................           150,000              172,500
May Davis Group Inc. ................................................................            75,000               86,250
                                                                                             ----------           ----------
                  Total .............................................................        30,000,000           34,500,000
                                                                                             ==========           ==========

                                     ANNEX I
                             [KPC LOCK-UP AGREEMENT]

                                    ANNEX II
                          [MAPLES AND CALDER - OPINION]

                                    ANNEX III
                               [WALKERS - OPINION]